1 Second Quarter 2022 Earnings Call Transcript July 28, 2022 Presenters Andy Nemeth, CEO Jeff Rodino, President Jake Petkovich, CFO Julie Ann Kotowski, Director of Investor Relations Q&A Participants Brett Andress – KeyBanc Capital Markets Daniel Moore – CJS Securities Craig Kennison – Robert W. Baird Rafe Jadrosich – Bank of America Michael Swartz – Truist Securities Scott Stember – MKM Partners Operator Good morning, ladies and gentlemen, and welcome to Patrick Industries’ Second Quarter 2022 Earnings Conference Call. My name is Robert, and I'll be your operator for today's call. At this time, all participants are in a listen only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero, on your telephone keypad. Please note, that this conference is being recorded. And I will now turn the call over to your host Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Good morning, everyone and welcome to our call this morning. I am joined on the call today by Andy Nemeth, CEO, Jeff Rodino, President, and Jake Petkovich, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2021, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect

2 circumstances or events that occur after the date the forward-looking statements are made. I would now like to turn the call over to Andy Nemeth. Andy Nemeth Thank you, Julie Ann. Good morning ladies and gentlemen, and thank you for joining us on the call today. We are pleased to report our second quarter and first half 2022 results which are a reflection of a number of factors as we will discuss, most importantly the dedication and commitment of our team members to serve our customers, our Better Together culture, and the continued execution of our strategic and operational initiatives. Over the past 24 months we’ve seen an incredible invigoration for the attractiveness of outdoor recreation and Leisure Lifestyle products. These meaningful and impactful quality of life alternatives prioritize quality time with family and friends and ushered in a significant increase in new leisure lifestyle participants seeking the enjoyment and exploration of the great outdoors. Additionally, both families and individuals found creative alternatives to travel, remote work environments, and experiences through the use of RVs, boats, and personal powersports products. Now, there are more people than ever across the country participating in the leisure lifestyle experience, pointing towards continued participation rates and long-term optimism and growth potential in this space. As demand has outpaced supply over the same period, our industries’ have worked tirelessly to supply the tremendous demand created by this resurgence on top of what were already strong demographic trends and a positive outlook. While supply chain constraints and other challenges created by the pandemic impacted virtually all markets, we have been energized and inspired by the aggressive cadence, creativity, and innovation across all of our markets to meet customer demand and further promote the lifestyle. Second quarter and first half 2022 production run rates in the RV, marine, and powersports markets which represent 77% of our revenues, were strong, and RV OEMs continued to show their incredible agility, and ability to scale to meet strong demand and refill the dealer inventory channel. On the RV side of our business, which represents 57% of second quarter consolidated sales, first half wholesale production run rates annualized at over 600,000 units. We believe this strong production and scalability has recalibrated RV dealer inventories to an estimated new normal range which Jeff will highlight, and that there will be disciplined and meaningful wholesale production declines with virtually all OEMs, which we are already seeing and have been preparing for, in the back half of the year to drive alignment and balance with retail on a go-forward basis. Ultimately, the RV OEMs continue to do a spectacular job of flexing their models to support and match up

3 with retail demand and the focus and attention to ensure this balance across the dealer inventory channel is evident. Alternatively, on the marine and powersports side of our business, which represents 20% of our second quarter revenues, we believe dealer inventory levels are still depleted from historical and expected new norms, pointing towards a longer refill window and strong production levels expected to last through the remainder of 2022 and likely into and possibly through 2023, until the dealer inventory channels are appropriately restocked and backlogs are reduced. Our manufactured housing and industrial markets, which are primarily residential housing based, and represent approximately 23% of our consolidated second quarter revenues collectively, continue to benefit from similar dynamics, primarily the recognition and value of spending quality time with family and friends. Similar to Leisure Lifestyle over the past 24 months, strong retail demand and limited inventory levels have been prevalent in these markets as well, and we further believe the affordability and quality value proposition of MH will become even more apparent given current elevated housing prices and rising interest rates. Our MH end market, which represents approximately 13% of our revenue, serves OEMs who are working through healthy backlogs. And ASPs in the MH space are attractive when compared to current site-built housing prices. Finally, I will highlight our industrial market, which represents approximately 10% of our second quarter revenue. Even though single-family housing starts appear to be down, we are still seeing the benefits of do-it-yourself and multifamily builds that are not showing signs of weakness, currently. To encapsulate and summarize, while production levels in the RV market are expected to materially decline from first half run rates, approximately 43% of our business which is in the Marine, powersports, and housing markets, is expected to be stable if not strong for the second half of 2022, highlighting our diversified model. We have been heavily investing in automation, infrastructure, and human capital initiatives over this same period to drive scalability as well, and this, in combination with our market strategic diversification initiatives and disciplined capital allocation strategy, should help bolster margins from the historical impact of such scale change in the RV market. Generally, consumers remain in a strong position, with employment resilient. However, inflation and higher interest rates represent meaningful challenges for the consumer, and we are monitoring these factors closely.

4 And finally, turning toward the numbers, our second quarter revenues increased 45% to $1.5 billion, our year to date revenues increased 51% to $2.8 billion, and on a trailing twelve-month basis, our consolidated revenues surpassed $5 billion. Our net income in the second quarter increased 98% to approximately $117 million, or $4.79 per diluted share and adjusting for the impact of the accounting treatment for our convertible notes, our adjusted earnings per share was $5.20. Year to date net income increased 115% to $229 million, or $9.33 per diluted share. Adjusting for the impact of the accounting treatment for our convertible notes, our adjusted diluted earnings per share was $10.14. I’ll now turn the call over to Jeff. Jeff Rodino Thanks, Andy, and good morning everyone. As Andy said, we increased our revenues across all of our end markets, driven by durable efficiency and throughput gains, continued strength in the OEM production levels, contributions of acquisitions, and market share gains. In the second quarter of 2022, our RV revenues were up $242 million, or 41%, to $837 million, and represented 57% of our consolidated sales. RV wholesale unit shipments of 152,400 remained flat compared to prior year quarter as dealers appear to have recalibrated to new normalized inventory levels. While wholesale shipments were flat in the quarter, our RV content per unit increased 34% on a TTM basis to $4,754 per unit, driven by market share gains, acquisitions, and our investment in automation initiatives over the past 24 months. The consistency of production scheduling has improved due to better visibility, longer runs, and our team’s creative and focused ability to mitigate supply chain constraints. Commodity pricing continued to remain elevated during the quarter. We believe, however, this is starting to plateau, and we will continue to adjust pricing in partnership with our OEMs as changes occur. RV retail unit shipments were estimated to have decreased by approximately 29% during the quarter, totaling approximately 143,800 units. With the added approximate net 8,600 units to dealer inventory in the quarter, our estimates indicate TTM dealer inventories on hand at the end of the second quarter are approximately 20-22 weeks, up approximately 2 weeks from the 18-20 weeks from our estimates at the end of the first quarter of 2022. We estimate dealer inventories have increased but are still below the historical pre- COVID estimates in 2018 and 2019 for the second quarter at 22-26 weeks. Our marine revenues, representing 20% of our overall consolidated sales, increased $124 million, or 74%, in the quarter to $290 million, driven by acquisitions, market share gains and pricing. Marine wholesale unit shipments increased an estimated 10% in the second

5 quarter of 2022 compared to 2021 on retail unit shipments which were estimated to be down approximately 16%-18% due primarily to inventory availability. Our estimated marine content per wholesale unit increased 66% on a TTM basis to $4,699 per unit. Marine dealer inventories continue to be lean. Our estimates indicate that marine dealer inventories are at roughly 7-9 weeks on hand compared to historical averages of 35-40 weeks. Based on our estimates and channel checks, we continue to estimate strong wholesale production to carry through the remainder of 2022 and into 2023. We also expect our marine revenues to surpass $1 billion in annual sales on a proforma, run-rate basis. Our manufactured housing revenues of $200 million in the quarter represented 13% of our total revenues, increasing 44% over the second quarter of 2021. MH estimated wholesale unit shipments were up 14% in the quarter, and the MH content per unit increased 22% to $5,851 per unit. MH OEMs maintained a strong position through the second quarter, with sound industry backlogs and also appear to be increasing capacities. Manufactured housing remains a viable, cost effective alternative to site-built housing. Revenues in our industrial market sector, which primarily tied to single and multifamily residential housing, were $148 million, or 10%, of our overall sales mix in the quarter, increasing 24% compared to the prior year. Total housing starts for the second quarter of 2022 increased by 3%, with single-family starts down approximately 3% and multifamily starts up approximately 20%. Rising interest rates are likely to have an impact on residential housing. However, we believe limited inventories, and the need for multifamily housing, remains strong in the current labor market. Moving away from the end markets results and further into quarterly operating and strategic highlights. We continue to be able to produce more with less through effective labor management and enhanced production capacities that are adaptable based on OEM needs. We have seen how our ability to flex our production and leverage scale to ensure raw material availability has translated into new and existing customers who recognize our ability to leverage our diverse operating model. As Andy noted, we continue to prioritize automation and strategic initiatives that create production efficiencies and scalability, allowing us to adjust quickly to customer demand. Over the last 18 months, we have deployed over $100 million in capital to drive efficiencies, throughput, and scalability. During this same period, our innovation initiatives continue to drive best practices across our facilities, resulting in synergies and increased production capacity. These investments and the initiatives have translated into overall

6 outstanding performance by our team for our customers, which in turn translated into market share gains. A few examples of our abilities to scale include our metals group, who showcased their expertise in creating and obtaining products OEM customers needed over the past several months, which allowed us to pivot in areas our competitors could not. In a volatile supply chain environment, our businesses that fabricate and distribute aluminum products benefited from creating available capacity and creatively procuring inventory, leading to customers to switch to our products. Our lamination group drove increased production penetration, as well, as we leveraged several incremental automated processes, product availability and exceptional customer service. We are also very excited about our most recent major automation and expansion project with our printing operation, which began production in June. The new equipment and facility feature multi-million dollar state-of-the-art printing press that triples the output of our existing printing presses with fewer people and which also can produce both vinyl and paper, allowing us tremendous flexibility, scalability, and transferability to drive market share increases and production efficiencies. Our automation initiatives have and will continue to reduce direct labor costs, and our human capital investments continuously innovate our product offerings, and both of these key investment focal points remain a core driver of our margin resilience. On the acquisition front, this quarter we continued the execution of our strategic diversification and investment in the marine space through the acquisition of Diamondback Towers, a Florida-based manufacturer of premium wakeboard and ski towers and accessories for the marine OEMs. The Diamondback acquisition and team further help solidify Patrick’s position as the market-leading wake and ski tower designer, fabricator, and supplier. As we’ve noted, our four end markets represent diversification which we believe will prove to bolster margins. We expect to continue seeing the benefits from our strategic investments, product offering, and scalability, which put us in great position to respond appropriately to customer needs while creating long-term value and growth for our company. These investments will give us greater flexibility as production levels move up and down. Our company wins this quarter are the result of our team's dedication as we continue to strive to be the premier product solutions choice for our customers. I'll now turn the call over to Jake, who will provide additional comments on our financial performance.

7 Jake Petkovich Thanks, Jeff, and good morning, everybody. For the second quarter of 2022, our consolidated net sales increased by $456 million, or 45%, to $1.5 billion, driven by organic and market-driven growth and continued strong demand and customer order activity in each of our principal end markets. Gross margin in the second quarter was 22.2%, increasing 220 basis points compared to the prior year quarter, driven primarily by contributions of our fiscal year 2021 and 2022 acquisitions, a realization of production and labor efficiencies, our automation initiatives, higher production volumes, and effective leveraging our fixed costs in a rising cost environment, while at the same time we are beginning to see a deceleration of inbound freight costs. Operating margin expanded by 250 basis points from 9.3% in 2nd quarter of 2021 to 11.8% in 2nd quarter of 2022. Operating income increased by 83%, or approximately $79 million to $174 million. Operating margin benefited from increased labor efficiency and leveraging of our fixed costs as we continued to align with customer production schedules. Our warehouse and delivery expense decreased by 40 basis points as a percentage of sales primarily driven by our growing utilization of technology that allows us to better coordinate deliveries of goods to our customers and in addition to the leveraging of certain warehousing fixed costs. Our SG&A expense increased by 20 basis points as a percentage of revenue for the 2nd quarter of 2022, reflecting continued infrastructure investment and the impact of acquisitions. Net income grew 98% in the 2nd quarter of 2022 in comparison to the 2nd quarter of 2021, increasing $58 million to $117 million, or $4.79 per diluted share. Adjusting for the impact of the accounting treatment for our convertible notes effective in 2022, our adjusted diluted net income per share was $5.20. Net income per diluted share also reflects the pre-tax impact of $3.7 million in inventory step-up adjustments from purchase accounting related to acquisitions and $1.9 million of contingent consideration adjustments, for a combined $4.2 million of after-tax reduction net income, or $0.17 per diluted share. Our overall effective tax rate was 26.8% for the second quarter of 2022 compared to 26.9% in the prior year. We expect our overall effective tax rate for 2022 to be approximately 25-26%. Inflationary pressures continue to impact consumers and the macro-economic environment remains turbulent. While demand remained elevated through most of the quarter, we are beginning to see the effects of rising interest rates and greater macroeconomic uncertainty on the consumer, and continue to remain committed to a prudent cadence of production consistent with cues from customer-driven demand.

8 As Andy mentioned, in the 2nd quarter of 2020 we displayed prowess in our ability to maneuver through uncertain conditions. Our variable cost structure allowed us then, and allows us now, to remain agile and fluid during periods of volatility. In addition, our diversification and growing aftermarket presence provide further protection against potential headwinds. Looking at cash flows, we generated approximately $97 million of operating cash flows for the second quarter of 2022, compared to approximately $28 million in the prior year’s quarter. This increase was a result of our improved profitability and growth in net income, partially offset by continued investments in working capital in the quarter to better position our platform. As Jeff alluded to earlier, this enabled us to better support our customers’ robust production activity in the quarter and mitigate the global supply chain through 2021 and into 2022. Our inventory levels are higher than historical due to supply chain constraints and extended lead times over the past 18 months, and to navigate, we have made strategic working capital decisions to ensure our ability to differentiate ourselves from our competitors. However, we are well positioned from an inventory perspective to continue serving our customers and gain market share, and we expect monetization of working capital to materialize in the latter half of 2022. This quarter we invested $26 million in capital expenditures, up $14 million from 2nd quarter 2021. As noted, our capital expenditures remain centered on improving operational efficiencies through investments in automation and technological improvements. Our focus on automation and investment and infrastructure will allow us to stay agile in the face of greater macroeconomic uncertainty within our primary end markets. In combination with our highly variable cost structure, we are confident that our capital expenditure initiatives position us well to face whatever macroeconomic environment materializes in the coming quarters. Strategic investments in business acquisitions totaled $19 million in the second quarter of 2022. We acquired Diamondback Towers, a manufacturer of premium wakeboard and ski towers and accessories for marine OEMs, further expanding our marine presence. Additionally, in the second quarter, we continued our share repurchase activity and repurchased approximately 288,600 shares for a total of approximately $17 million. In accordance with our dividend policy, we returned $7 million to shareholders in the form of quarterly dividends. At the end of the second quarter, we had approximately $346 million of total liquidity, comprised of $77 million cash on hand and unused capacity on our revolving credit facility of $269 million. Our total net leverage ratio was 1.9 times.

9 In part due to our liquidity profile, we are confident in our ability to navigate the macroeconomic environment, allowing for swift adjustments to best meet our customers’ needs. This profile, in concert with our ability to monetize working capital in the latter half of the fiscal year, will allow us to continue to execute our disciplined capital allocation strategy. In our RV end market, we have seen an industry wide restocking of dealer inventories, approaching pre-pandemic levels. We are beginning to see OEM production react accordingly. We currently estimate full year 2022 RV wholesale unit shipments to range from 500,000 to 520,000 units, with an estimated 60% to 65% of unit production to be in the first half of the year, and we currently expect full year retail shipments to be down low to mid-double digits, or approximately 19%-22%. In our marine market, we expect marine wholesale shipments to be up approximately low single digits and marine retail to be down low double digits, primarily limited by supply chain constraints. We still see lean dealer inventories throughout 2022 with restocking to appropriate levels not occurring until 2023. On the manufactured housing and industrial side of the business, we continue to expect MH wholesale shipments to be up high single digits to low double digits for 2022, with retail sales absorbing available wholesale production on a real-time basis. In our Industrial end market, which is primarily tied to residential housing, we expect 2022 new housing starts to be flat to up low single digits. That completes my remarks. We are now ready for questions. Operator Thank you. At this time, we will be conducting a question-and-answer session. If you would like to ask a question, please press “*”, “1” on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press “*”, “2” if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset, before pressing the star keys. One moment, please, while we poll for questions. Our first question comes from Brett Andress with KeyBanc. Please proceed with your question.

10 Brett Andress – KeyBanc Hey, good morning, guys. So, just on the updated 500 to 520, RV shipment forecast, obviously, it’s a steep drop-off in the back half. But there’s still debates out there around is that enough to get the channel right and what’s the confidence level in the industry maybe quickly pulling back to those levels. So, just any more color, I guess, on how you really see the back half played out, given what you see, right now. Jeff Rodino Yeah, Brett, this is Jeff. It’s a good question and I can tell you that we’re seeing the OEMs, we believe, reacting accordingly, taking out days of the week, going to three days or four days a week in production, taking a week off, here or there. So, I think that they are really keeping a close eye on it, and they’re backing off production levels and giving us some fairly good foresight on what those are going to be, so we can react to them accordingly, also. But we believe that there is definitely a tone out there that they understand what’s going on. They’re very conscious of what’s happening, and they’re pushing back their production levels to react to that. Brett Andress – KeyBanc Got it. Okay, and then, when we’re sitting here, I guess, thinking about the model for the back half, your business is quite different maybe from the last time we saw a big roll in RV shipments. So, can you just walk us through how we should think about the decremental margins in that piece of the business or maybe your total business, I guess, this time around? Just any guidepost there. Jake Petkovich Yeah, Brett, it’s Jake, and appreciate that question. As we think a lot about where the margins go for the rest of the year and we think about the planning inside of the portfolio businesses that we have, it’s with an acknowledgment that, as Jeff mentioned in his remarks, 500 to 520 of RV wholesale, 65% or so, 60% to 65% of which in the first half, we expect a little bit of pressure in the second half on that part of our business, which on a trailing basis, is 57% of our revenue, at least, from a last quarter and year to date perspective, pretty evenly. So, we think about the other 43% of our business, which has got a really great tailwind behind it, whether it’s the Marine side or the MH and other related housing sides from our industrial businesses, give us some buoyancy, there. When I think about the margins and the impact that comes with that, certainly, on the RV side, we’ll see some reverse absorption, so to speak, as we bring down production levels and take some of that capacity out of the system to match what the wholesalers are doing, which we fully expect them to continue along that trend and show that discipline.

11 But we continue to pick up on the other sides of our business. So, again, we look for that buoyancy from the other 43%. When I think about the margins we have, and you saw we turned in another great quarter of margins, which was consistent with last quarter. We’re up a couple hundred basis points, and this quarter is no different, from a gross perspective. We’re at over 22% gross margin, which is up 220 basis points, over the comparable quarter. The same things that are driving that value are the same kinds of things that are going to drive up the buoyancy in the second half of the year. And that’s the payoff from all the automation and productivity improvements, our ability to get our hands wrangled around the labor, which both are a very meaningful, variable part of our cost structure, that and materials, as we spoke in the past, up 70% of revenue. When we think about that and the productivity, the acquisition, and as you’ve noted in previous conversations, much weighted that strategic capital allocation towards the Marine side of our business, which plays very well into how we feel that second half is going to play out. We’re still thinking this year, when we think about just from an operating margin perspective, will be up 100 to 150 basis points, over last year. And all those factors are going to resonate through and drive that success for us, for this year. Brett Andress – KeyBanc Got it. Thank you. Operator Our next question is from Craig Kennison with Baird. Please proceed with your question. Craig Kennison – Baird Yeah, thanks. Brett asked a lot of good questions I had intended to ask. If you just pivot to the housing side of your business, it’s not an area we’re as fluent. Maybe you could just help us understand how interest rates move higher and maybe that slows demand in that area. Just how does that business segment react to this sort of environment, relative to maybe your RV sector? Andy Nemeth Hey, Craig, this is Andy. Thank you. As we think about the housing side of our business, first of all, it’s a compliment of MH, single-family and multifamily. And so, right now, we think the interest rates, the hikes are definitely having an impact, primarily, on the single-family side. We’re seeing resilience in the multifamily component of our business, and we also think that the manufactured housing side of the business is going to be more resilient to those interest rates, as single-family buyers migrate to a price point.

12 And that’s where the MH attractiveness really comes in. It’s about half the cost of site- built housing. And so therefore, we think that, again, we’ll see some migration from site- built single-family to MH. So, we’ve got a nice compliment of housing, single-family, multifamily, MH. And then, as well, we’ve got do-it-yourself and retail, through the big boxes. Craig Kennison – Baird Are you seeing any project cancellations come through, just as rates move and the economics change for builders? Andy Nemeth We are not, at the moment. Craig Kennison – Baird Great, thank you. Operator Our next question is from Scott Stember with MKM Partners. Please proceed with your question. Scott Stember – MKM Good morning, guys. Andy Nemeth Good morning, Scott. Scott Stember – MKM Could you talk about what the current pace of production is on the RV side, from a percentage standpoint, compared to last year? Andy Nemeth Yeah, Scott, this is Andy. So, as I think about it, and if you think about, if you do some math on our numbers, what we’re seeing right now for the back half, which really kind of started in the June, July time frame, and as we think that the manufacturers in the RV industry are going to go from five days a week to three to four days with likely and, potentially, a week off included, on top of that. So, if you do the math on our 510 to 520, with 60% to 65% of the shipments in the first half, that roughly equates to about a 35% to 45% decline in the back half and production run rates, which should keep things normalized, from our perspective, to a weeks on hand, that’s at this new normal. I think, as well, anecdotally, if you think about the last time that the RV industry recalibrated in 2018, 2019, prior to the pandemic, inventory levels are, today, from our

13 math and estimates, right at that place where the inventories that recalibrated to an optimal level. And so, we feel like it’s in balance. We feel like the manufacturers are doing the right things. They are absolutely, aggressively, adjusting their production run rates to align with retail. And so, all this matches up, fairly well. But we do think it will be a softer back half in alignment. But we do think that the inventories are calibrated. Scott Stember – MKM Got it. And then going back over to manufactured housing, I guess, you alluded to in your comments that demand is pulling through everything that’s being shipped to the dealers, right now. Can you maybe talk about what you’re seeing at retail, right now, and maybe how that plays out for the whole year? Jeff Rodino We still see it, it’s still pretty strong, through the year. The backlogs, I think, the way they sit today with the manufacturers that we’ve talked to feel like those are going to pull them through the rest of the year. Like Andy alluded to, some of these interest rates are going to, potentially, push some of the single-family buyers down into the MH market. So, we’ll see some of that. But we feel pretty encouraged by what they’re doing on the housing side with their capacities and what they’re doing, there. So, through the rest of the year, seems pretty solid. Scott Stember – MKM All right, and just lastly, on the aftermarket. It seems like a lot of it is in Marine and power sports. But can you talk about how big that is? Has that grown, from a percentage standpoint, that whole business, over the last couple of quarters? And just talk about how you expect that part of the business to, significantly, outperform in a recessionary environment. Jake Petkovich Thanks, Scott. This is Jake. So, pretty consistent with some of our comments in the past, that’s about a $250 million-$300 million of analyzed business for us, and growing. A lot of that’s weighted towards the Marine side of our business which, you know, is about 20% of our business for this past quarter.

14 One thing to think about there is there was a little bit of a slow start to the boating season, and some of the Northern climates had some wet and cold weather that got them out there a little slower. So, it’s going to have to get a little more acceleration to the rest of the summer and into the fall. But we still expect to see that something that should follow the cadence that we would expect, similar to a R&R type spend on the housing side where, when you may find some primary activity fall off, folks are busy out there upfitting and re-kitting their RVs or their boats, or otherwise. And we fully expect to see that materialize on our aftermarket business, if we see some softness in the retail sales, at some point. But again, when we think about the Marine side, there’s good buoyancy and tailwinds to that business, and we expect that to be up, taking into 2023 before you can restock. So, it’s encouraging that there’s a pretty meaningful boat park out there. And there’s a little bit of age in it, as well, that really lends to those folks getting out there and executing that aftermarket spend to kind of R&R their equipment. Scott Stember – MKM Got it. That’s all I have. Thank you. Operator Our next question is from Daniel Moore with CJS Securities. Please proceed with your question. Daniel Moore – CJS Securities Thank you. Good morning Andy, Jeff, Jake. Thanks for all the color. First one is a little bit of a crystal ball question. But where do you see current run rates annualized retail demand on the RV side and where to see that may be leveling off? And then, I’ve got a quick follow-up. Thanks. Andy Nemeth Sure, Dan, this is Andy. I think, as we look at RV retail right now, we think it’s going to be down double digits, full year, in the kind of the 440 to 460 range, if you want to equate it to an annualized number. And so, again, I think we’ll see it down double digits. I think we’re seeing the wholesale calibrate to that number. And I think, from our perspective, we’ll see where everything goes here with the economic conditions and the headwinds that are there. But there’s still strong traffic on the dealer lots. Customers are coming prepared to buy. Traffic is down little bit, but the resilience of the customer that is ready to buy at that point of time, that point-of-purchase sale, is still resilient.

15 So, we’re pretty optimistic. We think things feel good, but we’re certainly watching it and certainly prepared for it. And the calibration in the inventories is really, again, what we’ve got some good confidence in. Daniel Moore – CJS Securities Got it. And then, when we think out a little further, that operating margin guidance update is super helpful. Is that level, as we think about that for fiscal, what’s implied in that for the back half of the year, is that a level that’s sustainable, in your view, when you look out to 2022 and beyond? Jake Petkovich Hey, Dan, it’s Jake. We do believe that. As I mentioned, we think a lot about where the improvements have come in our gross margin line and how that cascades through our income statement. And we’ve spoken about last quarter and this quarter, we see that durable improvement associated with productivity being better with labor, better with all our efficiency gains, as well as our investments in the business to, both organically and strategically, to drive that durable kind of benefit. And we expect to see that resonate through the future. Now, as I mentioned, the second half of this year, on the RV side of our business, we’ll see some of that reverse absorption as with some of the fixed costs come back around, although, we have a highly variable cost structure, and we expect to be able to throw a lot of those levers to make sure we can maintain these margins. Andy Nemeth Dan, this is Andy. Just a little bit of added color. When you think about the back half of the year and the RV industry scaling down on the wholesale side, as we look at our op margins, as we talked about, we feel like, again, there’s sustainability there. We think you’re going to see a little bit of mix shift, which is why we like to talk about op margins. We think that our gross margins are going to stay resilient, given the margin profile of the 43% of our business that’s not RV. We do expect to see some additional OpEx but net-net, it’s an increased more op margin. And so, we like to talk about op margins. But we’ll see a little bit of a mixed shift inside there. But overall, again, the resilience of the op margins, I think, and we’re optimistic will be evident, as we move to Q3 and Q4 with the 43% of our business is outside of RVs. Daniel Moore – CJS Securities Perfect. Last for me. Just CapEx still expected to be about $100 million. Obviously, if you start releasing working capital, your cash flow is going to be significant for the next few quarters, expectations for the pace of M&A, as well as buybacks, given EBITDA will likely decline, at least, for the next handful of quarters.

16 Jake Petkovich Yeah, Dan, it’s Jake. So, when it comes to CapEx, we’re about $44 million on a year-to- date basis. And we’re still thinking $90 million-$100 million, for the year. Again, we continue to think about how we can best invest in that infrastructure to keep driving those productivity and efficiency gains that are really showing up in our gross and operating margins, for now. We continue to think about the balance capital allocation, as we traditionally do. We’ve been active with the share repurchases. I think we’re at $41 million on the year-to-date basis for 654,000, or so, shares. I think average price, we’ll have some more disclosure in the Q about that, in the low $60s. When it comes to dividend, of course, is programmatic $7 million to $7.5 million, a quarter. But we think about that cash flow generation is really what we fully expect, as I mentioned in the initial remarks of how we can release some of this deliberate working capital build that we had to support the very meaningful scaling up and mitigation rather of the supply chain, which showed through our inventory, last couple of quarters. Full expectations to bring that down and put us in a position where we can be very nimble and continue to be very opportunistic, as we think about both organic and strategic investments in the business. Daniel Moore – CJS Securities Very good. Thanks for the color, again. Jake Petkovich Thanks, Dan. Operator Our next question is from Mike Swartz with Truist Securities. Please proceed with your question. Mike Swartz – Truist Securities Hey, good morning, guys. Just wanted to follow up on the margin questions and, more specifically, on gross margin. Maybe just looking at it from a different view, if we look at the improvement, year over year, the 220 basis points, how much of that can we attribute to the M&A versus automations and the efficiency benefits that you’re telling us are more structural versus things that may go the other way against you in coming quarters. Just a way to kind of bucket that out.

17 Jake Petkovich Thanks, Mike, it’s Jake, again. When it comes to that margin, it’s not a dissimilar story to what we spoke about, last quarter, where about 50 to 75 basis points of that margin lift has come through that continue moving through to higher specialized products, whether using our innovation teams and doing a better job and coming up with new product and product introduction, organically, or through our acquisition activity which, again, weighted towards Marine which, typically, carries a little bit of a higher gross margin profile. So, that’s about, like I said, 50 to 75 basis points of that. And the bulk of that, I would say, 100 to 125, is driven by the efficiency gains. We’re able to disintermediate some of the labor pressures, which we’re able to do very efficiently now, both through automation but also, as we normalize against the RV backdrop, over the next couple of months. Material is still a little bit of a headwind. The pressure battle, call it 50 basis points or so, this quarter. And freight, inbound freight is not as much of a headwind, as it was last quarter, starting to ameliorate some, but still a little bit of pressure there. And the bulk of what’s left on that margin lift, there’s a little bit of, certainly, absorption across our overhead and some of our SG&A categories. Mike Swartz – Truist Securities Okay. That’s helpful. And just, as we look at the reported growth of 45%, could you just help us understand how much of that was M&A in the quarter? And then, of the organic, how much of that would be from pricing, how much of that would be from market share gains and volume growth? Jake Petkovich Sure, Mike, it’s Jake, again. So, when I think about the composition that I’d call it 45% up, quarter over quarter, up 10%, we’re up 10% on acquisition activity. So, acquisition, contribution to our revenue line. Four percent of that is the industry lift and tailwind on more units and higher production levels that are, as you know, on a monthly basis starting to come down a little bit, as we transition through the first half of the year. We think about the organic lift and pricing lift. So, we’re up about 20% on pricing. And as Andy and Jeff have both mentioned in their remarks, that’s starting to flatten out a little bit, as we’re starting to see supply chains unlock a little bit. Certainly, some pressure points out there, specifically, with resins and a few other of our inputs. But in many cases, we expect the second half of the year to kind of flatten out. So, maybe not as must pricing activity there, which leaves us about 11% is organic, both through—in many cases, we’re taking share, as Jeff mentioned, with some of his vignettes in his prepared remarks, related to our ability to, not only with the working capital

18 investments we had put us in a position to supply our customers when others could not but, also, our ability to get there fast and on time with higher-quality products. Mike Swartz – Truist Securities Okay, that’s helpful. Just one last quick question on—I apologize, if I missed this. But on your prior call, you had expected about $450 million. And I think that’s operating cash flow for the full year. Is that still the bogey? Jake Petkovich We’re thinking that’s probably more in that $350 to $400 range, as we think about how fast we’ll move through that monetization of inventory, against a backdrop of probably a little more investment inventory to support what’s happening in the other 43% of our business, as they continue the strong production activity. So, the monetization we expect will happen on the RV side. But we continue to expect to be in a position to make sure that we’re that first-choice supplier, have the product that folks need to keep driving the Marine, MH and industrial businesses that we have. Mike Swartz – Truist Securities Okay, perfect. Thanks a lot. Operator As a reminder, if you’d like to ask a question, please press “*”, “1” on your telephone keypad. One moment, please, while we pole for questions. Our next question comes from the line of Rafe Jadrosich with Bank of America. Please proceed with your question. Rafe Jadrosich – Bank of America Hi, good morning it’s Rafe. Thanks for taking my question. Can you talk a little bit about, within your inventory, how much of that is price versus volume? Jake Petkovich Yeah, Rafe, I would tell you that that probably follows very closely to how we think about the organic part of our growth, which is about, if you combined organic and price, and we think about that outside of industry and acquisition, is about 30%. So, about 20% up on inventory is related to pricing activity. Still up on volume, as well. But without question, from a standard cost perspective, the price of aluminum, the price of resins, the price of fiberglass, and so on, and so forth, has helped that number swell some.

19 So, if you look at our turns, and we think a lot about that in the context of the pricing activity and our ability to monetize, we sit in a pretty good spot with our 30 to 45 days of inventory that puts us in a position to kind of make sure we don’t get caught too badly, if there’s a dramatic swing to the negative from a raw material pricing perspective, though. We don’t expect a lot of degradation in pricing but more of a flattening out leveling of pricing of raw materials in the second half of this year. Rafe Jadrosich – Bank of America Okay, that helps. And then, following up on that, just within your COGS, can you just update sort of the components of it. I’m assuming it’s probably changed in the last few years. But how much is raw materials, labor and then kind of overhead? Jake Petkovich Well, we think about--I’ll give it to you more as a percentage of revenue, Rafe, and I’d tell you, obviously, the more variable piece of that are materials and labor. And those represent about 68% to 72% of our revenue. Of course, there’s always a fixed and a variable component to overhead, which rounds out what you see there to the gross profit line that 22.2% we turned in, this quarter. And then, there’s elements of other fixed variable mix, across the bulk of our everything below gross margin that we have the ability to really actively manage, as we continue to move through the second half of this year. Rafe Jadrosich – Bank of America And then, what are you seeing, just in terms of labor cost inflation? Are the manufacturers cutting back on days? Have you started to see any relief there? Jeff Rodino Hey, this is Jeff. We haven’t really seen like, I think it’s flattening out on the labor side. We’re not having that pressure we’ve had over the last, probably 18 months with labor. So, with taking days off and kind of scaling back on contract labor, overtime, we’re seeing it kind of reduce and not having as much pressure on the upside, as we’ve seen in the past. Jake Petkovich And Rafe, it’s Jake. To add a little bit to that, as we mentioned, some of that durable improvement we have to our gross margin to which, apparently, those categories, our direct labor falls into has really been the benefit of the automation spend, which has helped, as Jeff mentioned, peel back a lot of the temporary labor force which, as you can appreciate, is a very expensive piece of the direct labor line.

20 As well as we think about the continued kind of right size and the normalization of the RV industry, for the second half of this year, the ability to peel back that overtime and think about how we can manage it. But from an absolute dollars per hour perspective, that hasn’t started to come down, yet. But those high-cost tiers are peeling back rapidly and help us manage and maintain that gross margin benefit and then leverage that automation to keep us in a position where we can be most efficient. Rafe Jadrosich – Bank of America Got it. Okay. And then, just on your—I apologize if I missed this--but on the convertible note that matures in 2023, I know you have plenty of liquidity and you’re going to generate cash. So, what’s the plan, in terms of that maturity? Will you refinance, or will you just pay it down? Do you have any kind of visibility to that? Jake Petkovich Yeah, Rafe, again, it’s Jake. So, we think about that’s coming February, 2023. As you mentioned, we maintain very significant liquidity and expect to generate even more, as we get out there. But how you look at the debt capital markets, at the moment, they’re in a little bit of dislocation. And that’s whether it’s the bond market where we have—we’re a great credit. We’re under two times levered, but our bonds are trading off meaningfully, with the rest of the market. The traditional term loan market is a little locked up with all these hung LBOs that are out there. And the convertibles market is kind of a little bit caddy walter, as that hybrid between equity and debt. So, we look at that and say, you know, it doesn’t make sense, right now, to lock in any kind of transaction there. So, we maintain that liquidity, through our revolving credit and cash on the sidelines to fully defease that note. And we’ve got all those arrows in our quiver. And we’ll use the one that’s best. But if you were to ask me how I’d redeem it right this moment, I’d take it down with revolving credit facility and cash and refinance to a pretty advantageous cost tier of debt for us. Rafe Jadrosich – Bank of America So, you don’t think it will come down to the borrowing cost, as we go, as we kind of approach that maturity. That makes a lot of sense.

21 Jake Petkovich Yeah, to be real clear, you think about the bond market, the way it’s trading, I’m not going to—we’re a great credit. I’m not going to go lock in some 8% to 9% debt, just because I want to take out 1% convertible, when I have a very supportive bank group with some of the best banks in the nation supporting us. So, we’re going to be in a position to really be nimble and flexible to how we approach it, while also maintaining the adequate layers of liquidity that we need to run our business and be opportunistic. Rafe Jadrosich – Bank of America Okay, that makes a lot of sense. Thank you. Operator Thank you. Ladies and gentlemen. I will turn it over to Andy for closing comments. Andy Nemeth A constant at Patrick is the creativity, ingenuity, cooperation, sacrifice, and hard work that our team members have showcased this quarter, and over the past two years. Our team members have positioned us for success, both offensively and defensively, as we collectively navigate the emerging possibilities of how we can serve our customers in our end markets. Their dedication, in tandem with our company’s strong offering of resources, have translated into a quarter of gaining market share and strengthening our existing relationships. We will continue to invest in our platform, and we expect to see operational improvements that are already presenting themselves this year. We are aware of and poised for the market changes we have seen in the midst of inflation and rising interest rates. However, our portfolio emphasizes balance, as our scalability and strategic diversification allow us to monitor the ebbs and flows of our four end markets with the confidence that our overall company’s health is not only sustainable, but robust. Thank you to our Patrick team members and partners for being so pivotal to our past successes, current wins, and the key to our future. Operator Thank you, ladies and gentlemen. And this concludes today’s teleconference. Thank you for participating. You may now disconnect.

22 Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the ability to adjust our production schedules up or down quickly in response to rapid changes in demand; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities and the impact of labor shortages; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form

23 10-K for the year ended December 31, 2021, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this transcript, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. This is a transcript of this conference call that we have attempted to accurately transcribe. There may be errors, omissions or inaccuracies in this transcript. We do not assume responsibility for your use of this content, and we encourage you to do your own research, including listening to the call yourself and reading the Company’s SEC filings.